Exhibit 10.2

CONTRIBUTION, CONVEYANCE AND ASSUMPTION

AGREEMENT

By and Among

SPRAGUE RESOUCES LP,

SPRAGUE RESOURCES GP LLC,

AXEL JOHNSON, INC.,

SPRAGUE RESOURCES HOLDINGS LLC,

SPRAGUE ENERGY SOLUTIONS INC.,

SPRAGUE TERMINAL SERVICES INC.,

And

SPRAGUE OPERATING RESOURCES LLC

Dated as of                     , 2011

CONTRIBUTION, CONVEYANCE AND ASSUMPTION

AGREEMENT

This Contribution, Conveyance and Assumption Agreement, dated as of                 , 2011 (this “Agreement”), is by and among Sprague Resources LP, a Delaware limited partnership (the “Partnership”), Sprague Resources GP LLC, a Delaware limited liability company (the “General Partner”), Axel Johnson, Inc., a Delaware corporation (“AJI”), Sprague Resources Holdings LLC, a Delaware limited liability company (“Holdings”), Sprague Energy Solutions Inc., a Delaware corporation (“Reseller”), Sprague Terminal Services Inc., a Delaware corporation (“Terminal Services”), and Sprague Operating Resources LLC, a Delaware limited liability company (the “OLLC”). The above named entities are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.” Capitalized terms used herein shall have the meanings assigned to such terms in Article I.

RECITALS

WHEREAS, the General Partner and Holdings have formed the Partnership, pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), for the purpose of engaging in any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware LP Act.

WHEREAS, each of the following actions has been taken prior to the date hereof:

1.	AJI formed Holdings to which AJI it contributed $2,000 in exchange for all of the membership interest in Holdings.

2.	Holdings formed the General Partner to which it contributed $1,000 in exchange for all of the membership interest in the General Partner.

3.	The General Partner and Holdings formed the Partnership to which the General Partner contributed $10 and Holdings contributed $990 in exchange for a 1% general partner interest and a 99% limited partner interest, respectively.

4.	Sprague Energy Corp., a Delaware corporation (“Sprague”), formed Reseller and Terminal Services and contributed to each $1,000 in exchange for all of the membership interests thereto.

5.	Sprague filed articles of conversion with the Secretary of State of the State of Delaware pursuant to which it converted into a limited liability company named “Sprague Operating Resources LLC” and subsequently filed an election with the Internal Revenue Service (the “IRS”) on Form 8832 electing to be treated as a corporation for U.S. federal income tax purposes.

WHEREAS, pursuant hereto, each of the following will occur on the date hereof:

1.	AJI will contribute all of the membership interests in the OLLC (the “OLLC Interest”) to Holdings.

2.	The OLLC will file an election with the IRS on Form 8832 to be treated as an entity separate from its sole tax owner for U.S. federal income tax purposes.

3.	The OLLC will convey certain assets related to end user fuel sales to Reseller (the “Reseller Assets”).

WHEREAS, pursuant hereto, the following will occur on the Business Day immediately following the date on which the Underwriting Agreement is executed:

1.	The OLLC will distribute to Holdings: (i) its employee-related assets, such as office equipment, building and similar “overhead” items (the “Overhead Assets”), (ii) accounts receivable representing $ million (the “Accounts”), (iii) all of the capital stock of Sprague Energy Canada Ltd., a corporation organized under the laws of Canada, (iv) all of the capital stock of Ekotek Inc., a Delaware corporation, (v) all of the right, title and interest of the OLLC in each of the Bucksport and Portsmouth (Gosling Road) Terminals (the “Bucksport and Portsmouth Terminal Assets”), (vi) all of its membership interests in Sprague New York Properties LLC, a Delaware limited liability company, and (vii) all of its membership interest in Sprague Massachusetts Properties LLC, a Delaware limited liability company, and any other right, title or interest in the assets of the New Bedford Terminal that may be held in the name of the OLLC (the “New Bedford Terminal Assets”) (the Overhead Assets, the Accounts and the items described in clauses (iii)-(vii) hereof, the “OLLC Distribution Interest”).

2.	Holdings will convey to the General Partner as a capital contribution: (i) a portion of its membership interest in the OLLC (the “GP Contribution”) with an aggregate value equal to 1% of the equity value of the Partnership based on the pricing of the initial public offering of the Partnership’s Common Units (the “Offering”) and (ii) the Overhead Assets.

3.	The General Partner will convey to the Partnership the GP Contribution in exchange for a continuation of the General Partner’s 1% general partner interest in the Partnership (the “General Partner Consideration”).

4.	Holdings will convey to the Partnership its remaining membership interest in the OLLC (the “Holdings Contribution”) in exchange for (a) a continuation of Holdings’ 99% limited partner interest in the Partnership and (b) the right to receive, upon closing of the Offering, (i) the Holdings Common Units, (ii) the Holdings Subordinated Units, (iii) all of the equity interests in the Partnership classified as Incentive Distribution Rights under the Partnership Agreement (the “IDRs”), and (iv) the right to receive the Deferred Issuance and Distribution (as defined in Article III hereof) (collectively, the “Holdings Consideration”).

5.	The General Partner will file an election with the IRS on Form 8832 electing to be treated as a corporation for U.S. federal income tax purposes.

WHEREAS, pursuant hereto, each of following will occur at the Effective Time in the order set forth herein:

1.	In connection with the Offering, (a) the public, through the Underwriters, will contribute to Holdings an amount agreed upon by the Underwriters, Holdings and the Partnership pursuant to the Underwriting Agreement, less the Underwriters’ Spread, in exchange for the Holdings Firm Units and (b) the public, through the Underwriters, will contribute to the Partnership an amount agreed upon by the Underwriters, Holdings and the Partnership pursuant to the Underwriting Agreement, less the Underwriters’ Spread, in exchange for the Partnership Firm Units.

2.	Holdings and the Partnership will pay Barclays Capital Inc. a structuring fee equal to 0.75% of the gross proceeds of the Offering (the “Structuring Fee”). For purposes of the Structuring Fee relating to the Firm Offer, (a) the Partnership shall pay a portion of the Structuring Fee equal to the number of Common Units constituting the Partnership Firm Units divided by the number of Firm Units (the “Partnership Structuring Fee”) and (b) Holdings shall pay a portion of the Structuring Fee equal to the number of Common Units constituting the Holdings Firm Units divided by the number of Firm Units (the “Holdings Structuring Fee”). Holdings shall pay all portions of the Structuring Fee associated with any exercise of the Over-Allotment Option (the “Option Structuring Fee”).

3.	The Partnership will pay all offering expenses, estimated to be approximately $5.4 million, excluding the Underwriters’ Spread and the Structuring Fee.

4.	The OLLC will convey certain assets related to providing certain services at Sprague’s terminals to Terminal Services (the “Terminal Services Assets”).

WHEREAS, the shareholders, members or partners of the Parties have taken all corporate, limited liability company and partnership action, respectively, as the case may be, required to approve the transactions contemplated by this Agreement; and

WHEREAS, Holdings and the Partnership may adjust upward or downward the number of Firm Units to be offered to the public through the Underwriters.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The terms set forth below in this Article I shall have the meanings ascribed to them below or in the part of this Agreement referred to below:

“Business Day” has the meaning set forth in the Partnership Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Unit” means a common unit representing a limited partner interest in the Partnership having the rights set forth in the Partnership Agreement.

“Effective Time” means 8:00 a.m. prevailing Eastern Time on the date of the closing of the Offering.

“Firm Units” means the Common Units to be sold to the Underwriters pursuant to the terms of the Underwriting Agreement, but does not include any Option Units.

“Holdings Common Units” means                      Common Units; provided, that if the number of Firm Units to be offered in the Offering increases, the Holdings Common Units will be decreased by a number of Common Units equal to 115% of such increase in the number of Firm Units, and if the number of Firm Units to be offered in the Offering decreases, the Holdings Common Units will be increased by a number of Common Units equal to 115% of such decrease in the number of Firm Units.

“Holdings Firm Units” means                      Common Units; provided, that any increase or decrease in the number of Firm Units to be offered in the Offering will have a corresponding increase or decrease in the number of Holdings Firm Units to be offered in the Offering.

“Holdings Subordinated Units” means                      Subordinated Units.

“Option Closing Date” has the meaning assigned to it in the Partnership Agreement.

“Option Units” means the Common Units that the Partnership will agree to issue upon an exercise of the Over-Allotment Option.

“Original Partnership Agreement” means that certain Agreement of Limited Partnership of the Partnership, dated as of June 23, 2011.

“Over-Allotment Option” has the meaning set forth in the Partnership Agreement.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, substantially in the form attached as Appendix A to the Registration Statement.

“Partnership Firm Units” means the number of Common Units to be offered in the Offering equal to the number of Firm Units less the number of Holdings Firm Units.

“Registration Statement” means the Registration Statement on Form S-1 filed with the Commission (Registration No. 333-175826), as amended.

“Subordinated Unit” means a subordinated unit representing a limited partner interest in the Partnership having the rights set forth in the Partnership Agreement.

“Underwriters” means the underwriters listed in the Underwriting Agreement.

“Underwriters’ Spread” means the total amount of the Underwriters’ discount.

“Underwriting Agreement” means a firm commitment underwriting agreement to be entered into by and among Holdings, the Partnership, the General Partner and the Underwriters.

ARTICLE II

CONTRIBUTIONS, ACKNOWLEDGEMENTS AND DISTRIBUTIONS

(A) The following shall be completed on the date hereof in the order set forth herein:

Section 2.1 Conveyance of the OLLC Interest by AJI to Holdings. AJI hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to Holdings, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the OLLC Interest, and Holdings hereby accepts the OLLC Interest.

Section 2.2 Form 8832 Election by the OLLC. The OLLC hereby agrees to file with the IRS an election on Form 8832 electing to be treated as an entity separate from its sole tax owner for U.S. federal income tax purposes.

Section 2.3 Conveyance of the Reseller Assets by the OLLC to Reseller. The OLLC hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Reseller, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the Reseller Assets, and the Reseller hereby accepts the Reseller Assets.

TO HAVE AND TO HOLD, the Reseller Assets unto Reseller, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement and in such instruments of conveyance, forever.

(B) The following will occur on the Business Day immediately following the date on which the Underwriting Agreement is executed:

Section 2.4 Distribution of OLLC Distribution Interest by the OLLC to Holdings. The OLLC hereby grants, distributes, bargains, conveys, assigns, transfers, sets over and delivers to Holdings, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the Sprague Interest, and Holdings hereby accepts the OLLC Distribution Interest.

TO HAVE AND TO HOLD, each of the Overhead Assets, the Accounts, the Bucksport and Portsmouth Terminal Assets and the New Bedford Terminal Assets unto Holdings, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement and in such instruments of conveyance, forever.

Section 2.5 Conveyance of GP Contribution and Overhead Assets by Holdings to the General Partner. Holdings hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the General Partner, its successors and its assigns, for its and their own use forever, all right, title and interest in and to each of the GP Contribution and the Overhead Assets, and the General Partner hereby accepts the GP Contribution and the Overhead Assets.

TO HAVE AND TO HOLD, the Overhead Assets unto the General Partner, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement and in such instruments of conveyance, forever.

Section 2.6 Conveyance of GP Contribution by the General Partner to the Partnership. The General Partner hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the GP Contribution, and the Partnership hereby accepts the GP Contribution, in exchange for the General Partner Consideration.

Section 2.7 Conveyance of Holdings Contribution by Holdings to the Partnership. Holdings hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the Holdings Contribution, and the Partnership hereby accepts the Holdings Contribution, in exchange for the Holdings Consideration.

Section 2.8 Form 8832 Election by the General Partner. The General Partner hereby agrees to file with the IRS an election on Form 8832 electing to be treated as a corporation for U.S. federal income tax purposes.

(C) The following shall be completed at the Effective Time in the order set forth herein:

Section 2.9 Execution of the Partnership Agreement. The Partnership, the General Partner and Holdings shall amend and restate the Original Partnership Agreement by executing the Partnership Agreement in substantially the form included in Appendix A to the Registration Statement, with such changes as are necessary to reflect any adjustment to the number of Firm Units and Option Units as the Partnership and Holdings may agree with the Underwriters and such other changes as the Partnership, the General Partner and Holdings may agree.

Section 2.10 Contribution of Cash by the Public Through the Underwriters. The Parties acknowledge that the Holdings and the Partnership are undertaking the Offering and the public, through the Underwriters will, pursuant to the Underwriting Agreement, agree to make a capital contribution (a) to Holdings of an amount determined pursuant to the Underwriting Agreement in exchange for the sale of the Holdings Firm Units and (b) to the Partnership of an amount determined pursuant to the Underwriting Agreement in exchange for the issuance and sale of the Partnership Firm Units.

Section 2.11 Payment of Structuring Fee. Holdings and the Partnership agree to pay Barclays Capital Inc. the Holdings Structuring Fee and the Partnership Structuring Fee, respectively.

Section 2.12 Payment of Transaction Expenses. The Parties acknowledge the payment by the Partnership, in connection with the transactions contemplated hereby and by the Registration Statement, of estimated transaction expenses in the amount of $5.4 million (exclusive of the Underwriters’ Spread and the Structuring Fee).

Section 2.13 Conveyance of the Terminal Services Assets by OLLC to Terminal Services. The OLLC hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Reseller, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the Terminal Services Assets, and Terminal Services hereby accepts the Terminal Services Assets.

TO HAVE AND TO HOLD, the Terminal Services Assets unto Terminal Services, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement and in such instruments of conveyance, forever.

ARTICLE III

DEFERRED ISSUANCE AND DISTRIBUTION

Section 3.1 Deferred Issuance and Distribution; Payment of the Option Structuring Fee. If the Over-Allotment Option is exercised in whole or in part, the public, through the Underwriters, make an additional capital contribution to the Partnership in cash in an amount determined pursuant to the Underwriting Agreement in exchange for the sale of the Option Units. Upon the earlier to occur of the expiration of the Over-Allotment Option period or the exercise in full of the Over-Allotment Option, the Partnership will issue to Holdings a number of additional Common Units that is equal to the excess, if any, of (x) the maximum number of Option Units issuable pursuant to the Over-Allotment Option over (y) the aggregate number of Option Units, if any, actually purchased by and issued to the Underwriters pursuant to any exercise(s) of the Over-Allotment Option. Upon each Option Closing Date, the Partnership shall make a distribution to Holdings in cash in an aggregate amount equal to the total amount of proceeds received by the Partnership from such exercise of the Over-Allotment Option, net of the Underwriters’ Spread, as reimbursement for certain capital expenditures made by Holdings prior to the transactions described in the Registration Statement. Both the additional Common Units issuable and the cash distributions distributable to Holdings (collectively, the “Deferred Issuance and Distribution”), when issued and/or distributed, shall be issued and distributed to Holdings. Holdings hereby agrees to pay to Barclays Capital Inc. the applicable Option Structuring Fee associated with any exercise of the Over-Allotment Option.

ARTICLE IV

OTHER ASSURANCES

Section 4.1 Further Assurances. From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (c) more fully and effectively to carry out the purposes and intent of this Agreement.

Section 4.2 Cash Attributable to the Accounts. The General Partner hereby agrees to cause the Partnership and its subsidiaries to promptly transmit to Holdings any cash received attributable to any of the Accounts.

ARTICLE V

EFFECTIVE TIME

The provisions of Article II(A) shall be effective and operative immediately following the execution of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article II(B), Article II(C), Article III or Article IV shall be operative or have any effect until the Underwriting Agreement has been executed by each of the parties thereto, at which time all such provisions shall be effective and operative in accordance this Agreement without further action by any Party.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Order of Completion of Transactions. The transactions provided for in (a) Article II(A) of this Agreement shall be completed immediately following the execution of this Agreement, (b) Article II(B) of this Agreement shall be completed on the Business Day immediately following the execution of the Underwriting Agreement by each of the parties thereto and (c) Article II(C) and Article III of this Agreement shall be completed immediately following the Effective Time in the following order: first, the transactions provided for in Article II(A) shall be completed in the order set forth therein; second, the transactions provided for in Article II(B) shall be completed in the order set forth therein; third, the transactions provided for in Article II(C) shall be completed in the order set forth therein; and fourth, following the completion of the transactions provided for in Article II(C), the transactions provided for in Article III, if they occur, shall be completed.

Section 6.2 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 6.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 6.4 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 6.5 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

Section 6.6 Applicable Law; Forum, Venue and Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware. Each of the Parties (i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to this Agreement shall be exclusively brought in the Court of Chancery of the State of Delaware, in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims; (ii) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in connection with any such claim, suit, action or proceeding; (iii) agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of the Court of Chancery of the State of Delaware or of any other court to which proceedings in the Court of Chancery of the State of Delaware may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper; (iv) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; and (v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law.

Section 6.7 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 6.8 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.

Section 6.9 Integration. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or agreements among the Parties with respect to the subject matter hereof and the matters addressed or governed hereby, whether oral or written.

Section 6.10 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

Section 6.11 Costs. Each transferee/assignee hereunder shall pay all sales, use and similar taxes arising out of the contributions, conveyances and deliveries to be made hereunder, and shall pay all documentary, filing, recording, transfer, deed and conveyance taxes and any fees required in connection therewith.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first above written.

SPRAGUE RESOURCES LP

By:	SPRAGUE RESOURCES GP LLC, its general partner

By:
Name:
Title:

SPRAGUE RESOURCES GP LLC

By:
Name:
Title:

AXEL JOHNSON, INC.

By:
Name:
Title:

SPRAGUE RESOURCES HOLDINGS LLC

By:
Name:
Title:

SPRAGUE ENERGY SOLUTIONS INC.

By:
Name:
Title:

IV-1

SPRAGUE TERMINAL SERVICES INC.

By:
Name:
Title:

SPRAGUE OPERATING RESOURCES LLC

By:
Name:
Title:

Signature Page to Contribution, Conveyance and Assumption Agreement